AGREEMENT
TO
EXTEND THE TERM OF THE
MANAGEMENT CONTINUITY AGREEMENT

WHEREAS, Patrick E. Lamb (the “Executive”) entered into a management continuity agreement with Fremont General Corporation (the “Company”) effective August 7, 2003 (herein, the “Agreement”);

WHEREAS, the Agreement will terminate on August 7, 2006 unless extended by mutual written agreement between the Company and the Executive;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive agree that the term of the Agreement is extended to August 7, 2009.

IN WITNESS WHEREOF, the Executive and the Company hereby agree that the Agreement is amended to reflect the foregoing.

Patrick E. Lamb
Date:

Fremont General Corporation

By:

Date: